As filed with the Securities and Exchange Commission on December 11, 2009

Registration No. 333-30719

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Flanders Corporation

(Exact name of registrant as specified in its charter)

North Carolina	3564	13-3368271
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
Incorporation or Organization)	Classification Code Number)

531 Flanders Filters Road

Washington, NC 27889

(252) 946-8081

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Harry Smith, President and Chief Executive Officer

Flanders Corporation

531 Flanders Filters Road

Washington, NC 27889

(252) 946-8081

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael T. Cronin, Esq.

Johnson, Pope, Bokor, Ruppel & Burns, LLP

911 Chestnut Street

Clearwater, Florida 33756 (727) 461-1818

Facsimile: (727) 462-0365

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☑	Non-Accelerated Filer ☐	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-3, (Registration No. 333-30719) filed by Flanders Corporation (the “Company”) on July 3, 1997 (the “Registration Statement”), as amended. Pursuant to the Registration Statement, the Company registered the resale from time to time of 4,773,519 shares (the “Shares”) of the Company’s common stock by certain selling securityholders.

This Post-Effective Amendment is being filed solely to deregister all of the Shares previously registered under the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, State of North Carolina, on December 10, 2009.

FLANDERS CORPORATION

By:	/S/ HARRY SMITH
Harry Smith
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on December 10, 2009.

Signature	Title	Date

/S/ HARRY SMITH Harry Smith	Chairman of the Board, President and CEO (Principal Executive Officer)	December 10, 2009

/S/ JOHN OAKLEY John Oakley	Chief Financial Officer (Principal Financial and Accounting Officer)	December 10, 2009

/S/ ROBERT AMERSON Robert Amerson	Director	December 10, 2009

/S/ KIRK DOMINICK Kirk Dominick	Director	December 10, 2009

/S/ DAVID M. MOCK David M. Mock	Director	December 10, 2009